[Exhibit 99.1]

INFORMATION STATEMENT

JETRONIC INDUSTRIES INC.

AND WHOLLY OWNED SUBSIDIARY

NEW BASTION DEVELOPMENT, INC.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION HAS NOT PASSED UPON THE MERITS OF OR GIVEN ITS APPROVAL TO ANY SECURITIES DESCRIBED HEREIN, NOR DID IT PASS UPON THE ACCURACY OR COMPLETENESS OF THIS INFORMATION STATEMENT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE SECURITIES ADMINISTRATOR, NOR HAS ANY STATE SECURITIES ADMINISTRATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

January 5, 2009

Form 8-K Exhibit 99.1

Form 8-K Exhibit 99.1

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements. These statements relate to future events or future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our company or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Although our Company believes that the expectations reflected in the forward-looking statements are reasonable, our Company cannot guarantee future results, levels of activity, performance or achievements. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described by us in “Description of Business-Risk Factors,” not all of which are known to us. Our Company is under no duty to update any of the forward-looking statements after the effective time of this date of this information statement to conform its prior statements to actual results.

Further, this information statement contains forward looking statements that involve substantial risks and uncertainties. Such statements include, without limitation, all statements as to expectation or belief and statements as to our future results of operations, the progress of any research and product development, the need for, and timing of, additional capital and capital expenditures, partnering prospects, the protection of and the need for additional intellectual property rights, effects of regulations, the need for additional facilities and potential market opportunities. Our company’ actual results may vary materially from those contained in such forward-looking statements because of risks to which our company is subject, such as lack of available funding, competition from third parties, intellectual property rights of third parties, regulatory constraints, litigation and other risks to which our Company is subject.

You should not place undue reliance on these forward-looking statements. Statements regarding the following subjects are forward-looking by their nature:

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Our business strategy.

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Our future operating results.

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Our ability to obtain external financing.

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Our understanding of our competition.

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Industry and market trends.

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Future capital expenditures.

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The impact of the economy on our products, operations and business.

Form 8-K Exhibit 99.1

DESCRIPTION OF OUR BUSINESS

Overview

Jetronic Industries, Inc. (“Jetronic”) was incorporated in the Commonwealth of Pennsylvania on January 12, 1951. Jetronic filed a voluntary Petition under Chapter 7 of Title 11, of the United States Code (“Bankruptcy Code”) on November 22, 2000. In February 2008, on behalf of New Bastion Development, Inc., a Florida corporation (“New Bastion”), a representative of New Bastion purchased the Jetronic corporate shell from the Chapter 7 Trustee pursuant to the Bankruptcy Code.  In July 2008, Jetronic’s new board of directors restructured Jetronic’s capital structure.

In April 2008, Jetronic entered into an agreement to acquire 0.87 acres of vacant residential land located in Flagler County, Florida in exchange for 100,000 shares of Jetronic common stock valued at $15,000; and in June 2008, Jetronic entered into an agreement to acquire five parcels of vacant residential land consisting of 6.43 acres located in Jackson County, Florida in exchange for 200,000 shares of Jetronic common stock valued at $70,000. These transactions were closed in August 2008 and June 2008, respectively.

On November 21, 2008, Jetronic entered into a share exchange agreement with New Bastion whereby Jetronic would acquire all of the outstanding shares of common stock of New Bastion. This transaction closed on December 29, 2008 and New Bastion became the wholly owned subsidiary of Jetronic. For accounting purposes this transaction was treated as a combination of entities under common control. At the time of the transaction, Jetronic was a development stage real estate company. Unless the context otherwise requires, all references to the “Company,” “we,” “our” or “us” and other similar terms collectively means Jetronic and New Bastion.

We are a development stage company that was formed for the purpose of exploiting local real estate opportunities in the Panama City Beach/Marianna, Florida area (the “Panama City/Marianna area”) located in Northwest Florida, which is the last major undeveloped area in Florida. This area should be at the forefront of the recovery from the collapse of the general real estate market in Florida’s major cities as a result of its limited supply of existing housing and its bypassing of the rampant unsustainable sky rocketing price appreciation during the real estate bubble. These factors, combined with the anticipated increase in demand for residential properties due to the construction of a new international airport in the immediate vicinity, in addition to other nearby development projects, causes us to believe that there are significant opportunities in the Panama City/Marianna area at this time.

The first post-911 airport broke ground on November 1, 2007 on 4,000 acres located in the Panama City/Marianna area that were donated by the St. Joe Company (NYSE: JOE).  The project is currently approximately 3 months ahead of schedule and is scheduled to be operational by mid 2010.  The following website has been established to update interested parties as to construction progress of this project:  www.newpcairport.com.

Also, on October 10, 2007, a subsidiary of Leucadia National Corp (NYSE: LUK) announced

Form 8-K Exhibit 99.1

that it had entered into an agreement with the Bay County Airport and Industrial District to purchase the current airport site for $56.5 million and an unspecified amount in transfer fees from future sales of the property. Leucadia is purchasing this property for future residential, and commercial development.

Finally, on October 14, 2008, Ronnie Gilley Properties announced that it had closed on the purchase of approximately 400 acres of land located off of U.S. Hwy. 231 South in Dothan Alabama, just 40 miles from the majority of the Company’s real estate holdings, to secure the development location of Country Crossings, which is scheduled to open in Fall 2009. Country Crossings is planned to be an unprecedented resort/entertainment facility featuring a hotel, amphitheatre, family entertainment center, festival grounds, RV Park and a bingo pavilion.

Median housing prices have increased dramatically over the past five years in Florida’s most populated cities, although they have readjusted downward of late, yet wages have increased only minimally over the same period of time, causing many to seek alternative locations elsewhere within the State.  Additionally, overcrowding, traffic and lifestyle issues have caused many residents who currently live in Florida to seek relocation within the State to other areas that are more conducive to their needs. A major component of the projected increase in Florida’s population will include ‘baby boomers” that are searching for the ideal place to purchase a second home with eventual retirement in mind. Management has identified key areas in the Panama City/Marianna area, where it expects growth and appreciation to outpace the State in general.

We believe that the current real estate slump, combined with the construction of the new airport and other proposed projects and continued projected population growth creates an exceptional opportunity in the Panama City/Marianna area. Our Company’s strategy to take advantage of this opportunity involves:

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Purchasing undervalued, immediately buildable, pre-platted vacant lots in existing subdivisions at prices significantly below 2006 levels that will support entry level or vacation housing for resale to end users and investors at attractive values;

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Purchasing undervalued raw acreage that is currently zoned to accommodate commercial and residential/rental development that we can subsequently develop, solely or with joint venture partners, into premium home/lot packages, multi-family residential structures, commercial structures and/or agricultural uses; and

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Developing and marketing the immediately buildable, pre-platted vacant lots that we currently own to end users and investors.

Unless the context otherwise requires, all references to the “Company,” “we,” “our” or “us” and other similar terms collectively means Jetronic and New Bastion. Our principal office is located at 1000 NW 65th Street, Suite 103, Fort Lauderdale, Florida  33309. This information statement includes the names of various government agencies and the trade names of other companies. Use or display by us of such other parties’ names and trade names in this information statement is not intended to and does not imply a relationship with, or endorsement or sponsorship of us by, any of these other parties.

Form 8-K Exhibit 99.1

Our Business Plan

Acquisitions of Pre-Platted Vacant Lots in Existing Subdivisions

Our Company currently owns a total of 52 pre-platted lots in Compass Lake in the Hills, an Equestrian Community, and it owns 6 pre-platted lots in Sunny Hills, a Golf Course Community, located in Jackson County and Washington County, Florida, respectively. Both of these communities are located approximately 25 miles from the new airport site. We consider these lots to currently be undervalued, and we believe that with the addition of the new airport and the increased demand that will result from the jobs created by the new airport and other proposed projects, these lot values will appreciate significantly over the next 3-5 years. Our plan is to purchase up to 500 pre-platted lots in these subdivisions and sell lots, and lots with newly constructed homes, to end-users as the lot demand and prices increase.

Compass Lake in the Hills

Compass Lake in the Hills is a master planned community (www.compass-lake.com) located in Jackson County, Florida that comprises more than 10,000 acres. It features 6,341 one acre plus home sites among the rolling hills of Northwestern Florida and two major spring-fed lakes, Compass Lake (600 acres) and McCormick Lake (200 acres). Additional features include equine facilities, a community pool, tennis courts, restaurant, activities and more.

All lots in Compass Lake are pre-platted improved lots eligible to be built on immediately, with building permits generally obtainable within 5 to10 days. This provides a competitive advantage to our Company since most new major developments in both Jackson and Washington Counties require approval by the Florida Department of Community Affairs (the “DCA”). Given the lack of infrastructure in the region and the tremendous impact that the anticipated population influx brought on by the new airport will have on existing infrastructure services (roads, schools, utilities, etc), the DCA is requiring that all developers of any major new development in the State demonstrate to the DCA “concurrently” with their development plan how infrastructure services will be provided. As a result of this additional burden on major new development, we consider it unlikely that any new major development that may be competitive with either Compass Lake in the Hills or Sunny Hills (see below) will be approved for several years, thereby providing our Company with the opportunity to brand ourselves years ahead of much of our competition.

Although our Company currently owns a substantial number of vacant lots in this community, we intend to purchase a significant number of additional lots in exchange for shares of series A convertible preferred stock, common stock, cash or a combination of the three. Our plan is to sell second homes and vacation home/lot packages in this community starting in the $270,000’s and ranging up to the $500,000’s, and we currently intend to begin some marketing efforts in the second quarter of 2009.

Our initial marketing plan provides for our Company to test several different creative versions of a 00:60 second commercial on television in the Atlanta, Birmingham, Miami/Ft Lauderdale, and New Orleans markets, all of which are within a reasonable driving distance to Compass Lake.  Our

Form 8-K Exhibit 99.1

television ads will be supported with print ads in Digest of Homes and other real estate publications, along with a directed e-mail campaign in the target areas.

Sunny Hills

Sunny Hills is a Deltona Corporation master planned golf course community (www.deltona.com) located in Washington County, Florida that comprises more than 17,000 acres.  Its massive plan includes schools, medical facilities and hospitals, as well as commercial establishments.  It is roughly in the center of the Panhandle, near Marianna, Florida with Panama City, Florida as the closest big city that is approximately 40 miles south via Rt. 231 and approximately 20 miles from the new airport site. This community is currently comprised of approximately 50% retirees and 50% working families that commute to jobs in Panama City.

Similar to Compass Lake in the Hills, all lots in Sunny Hills are pre-platted improved lots eligible to be built on immediately.  Our Company owns 6 vacant lots on paved roads that are immediately buildable. These lots range in size from .23 acres to .50 acres.

The new airport is expected to bring many new jobs to the area, and we believe that Sunny Hills will be a preferable community for many workers to reside in due to its 20 mile proximity to the new airport site.  Consequently, we intend to market an affordable, entry level multi-family town home priced in the $149,000 price range that will be geared towards the working class.

Flagler County, Florida-Vacant Property

We own one lot in Flagler County, Florida that consists of 0.87 acres of vacant residential land.

Acquisition of Undervalued Raw Acreage for Subsequent Development

We believe that commercial development will afford our Company substantial opportunity over the next 3-5 years.  We own the following large tracts of raw acreage in the Panama City/Marianna area that we considered to be undervalued but ideal for future development and/or resale to builders, developers and investors:

27 Commercial Acres Adjacent To Marianna, Florida City Limits

We own a 27 acre tract on the north side of Highway 90 immediately adjacent to the western city limit of Marianna, Florida.  The property is 0.6 miles east of Cottondale, Florida and 1 mile east of Interstate 10.  The property is currently zoned Mixed Use Urban Transitional (MUUT).  The following land uses are permitted in the MUUT future land use category:

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Agriculture and Silviculture;

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Light manufacturing, light truck distribution/warehousing, office/professional, neighborhood commercial, and enclosed storage;

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Residential from one (1) dwelling unit per acre up to twelve (12) dwelling units per

Form 8-K Exhibit 99.1

acre (residential land cannot occupy over 40% of the total area of a MUUT parcel); and

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Community Facilities (places of worship, community centers, public/private schools, daycare centers).

We consider this property ideal for development into a mixed use subdivision, with 40% developed into an affordable rental community comprised of town homes, and the balance developed as neighborhood commercial.

Shady Palms-80 acres of undeveloped acreage

We own a property right to purchase, use, or profit from 80 acres of undeveloped acreage on the south side of County Road 278 located in Marianna, Florida, which is within southeastern Jackson County. The property is approximately 7 miles southeast of Interstate 10 at Exit 142, a growing commercial area, and 35 miles from the new airport site.  The property contains a 3.3 acre spring-fed pond and also has a residence that would be suitable for a sales office on the premises. The property is currently zoned Agriculture-2, which allows for a density of 1 dwelling unit per 1 acre; therefore, the subject parcel has the potential of supporting 75 single family residential units without obtaining any land use changes. Jackson County encourages residential clustering. Shady Palms is classified a major subdivision and does not require DCA approval so long as  the number of residences is kept at 75 dwelling unit’s or less.  Shady Palms abuts a 62 acre parcel that obtained its development order to build the Alliance Hill Subdivision (a deed restricted community) that will contain 64 dwelling units.

90 Acres of undeveloped acreage in Calhoun County

We own 90 acres of undeveloped acreage in Calhoun County on the south border of Jackson County and approximately 30 miles Northwest of Panama City.  We intend to subdivide this acreage into 9 ranchettes, each consisting of approximately 10 acres, and market these undeveloped ranchettes to both foreign and domestic end users and investors.

Other Opportunities

We believe that given the current real estate slump, certain real estate owners will be open to the prospect of selling their currently illiquid real estate assets to the Company in exchange for the Company’s more liquid marketable securities.

Our Competition

The real estate development and acquisition industry in Florida is a highly competitive marketplace, and we will be competing with many companies on all levels. The businesses with which we will compete will include real estate developers or owners, public companies and investment funds, most of which will be better capitalized or have other features that may make it difficult for us to compete effectively. Numerous other developers will be competing with us in attracting purchasers, and some of the competing properties may be newer, better located or owned

Form 8-K Exhibit 99.1

by parties better capitalized than our Company. Also, the number of competitive properties in our target areas could have a material adverse effect on our ability to successfully market our properties.

Environmental and Other Regulations

We will be subject to federal, state, and local environmental regulations that apply generally to the ownership of real property and the operation of commercial facilities. We will also be subject to the same types of local regulations governing other real property, including zoning ordinances.

Insurance

We expect that each of our properties will be covered, as applicable, by fire, flood and property insurance, including comprehensive liability, all-risk property insurance, provided by reputable companies and with commercially reasonable terms.  In addition, we intend to maintain a policy insuring against environmental liabilities on terms customary for the industry, and title insurance insuring fee title to the properties in an aggregate amount believed to be adequate.

Federal Income Tax Consequences

Our Company does not expect to operate as to qualify as a REIT under the Internal Revenue Code of 1986 (the Code).  As a result, we will not be entitled to a deduction for dividends paid to our shareholders in calculating our taxable income.

Our Employees

We currently have two full time employees who work in management, administration, sales, and marketing.  We use our management, consultants, attorneys and accountants as necessary, and we do not anticipate a need to engage any additional full-time employees until such time that we commence full scale operations.

Our Facilities

Our principal office is located at 1000 NW 65th Street, Suite 103, Fort Lauderdale, Florida  33309. Our telephone number is 866-541-0625 and our fax number is 866-508-9913. Our website address is www.newbastiondevelopment.com. We currently lease approximately 400 square feet from a shareholder at no cost to the Company.  We believe our facilities are suitable for our current needs.

Risk Factors Related To Our Business

Investing in our common stock is risky. In addition to the other information in this information statement, you should consider carefully the following risk factors in evaluating us and our business. If any of the events described in the following risk factors were to occur, our business, financial condition or results of operations likely would suffer. In that event, the trading price of our common stock could decline, and you could lose all or a part of your investment.

Form 8-K Exhibit 99.1

New Business; Limited Operating History; Losses from Operations

We are a development stage company with limited revenues and no profits.  Since we have a limited operating history, there is only a limited basis upon which to evaluate our Company’s performance and its prospects for achieving its intended business objectives. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business, especially in rapidly changing industries, such as the real estate industry. Potential investors should be aware of the difficulties, delays and expenses normally encountered with an enterprise in its development stage, many of which are beyond our control.  These include, but are not limited to, initial start-up costs, marketing costs, competition and unanticipated costs and expenses.  We cannot assure you that our business plan as described herein will either materialize or prove successful, or that we will ever be able to operate profitably and, if not, investors may lose all or a substantial portion of their investment.

As a result of the start-up nature of our business, we can be expected to initially incur substantial operating losses. We have incurred operating losses to date, and we anticipate that such losses will continue until such time as our revenues are sufficient to offset our operating costs.  We cannot assure you that an adequate revenue base will be established or that our business will become profitable or generate positive cash flow. Our revenue growth and future profitability will depend on our ability to effectively develop and acquire and/or develop reasonably priced properties and to effectively monitor and control our costs. Accordingly, we cannot assure you that we will operate profitably in the future. Future losses are likely to occur before our operations will become profitable, and we cannot assure you that our operations will ever attain profitability. Continued losses and negative cash flow may prevent our Company from pursuing its strategies for growth and may have a material adverse effect on our Company.

We Have a Limited Amount of Operating Capital and Our Cash Reserves May Be Depleted Prior to our Achieving Revenue

We have a limited amount of operating capital and we are entirely dependent upon raising capital in the future in order to effectuate our business plan as discussed herein. Most of our working capital needs will be attributable to marketing, debt service and other operational costs; and we will be unable to recoup the financial resources expended on these matters. As a result of the possible indefinite period of time to develop and market our properties, and the nature and cost of our expenses related to these matters, in the event we cannot raise a sufficient amount of capital, we cannot assure you that our cash requirements will be sufficient to execute our business plan or continue our operations. Poor financial results, unanticipated expenses or unanticipated opportunities could require additional financing sooner than we expect. Our failure to raise sufficient funds may cause investors to lose some, if not all, of their investment in our Company.

Form 8-K Exhibit 99.1

We currently have no plans or arrangements with respect to the possible acquisition of additional financing and such financing may be unavailable when we need it or may not be available on acceptable terms. Additional financing may not be available to us, due to, among other things, our Company not having a sufficient credit history, income stream, profit level, asset base eligible to be collateralized, or market for its securities. If we raise additional funds by issuing equity or convertible debt securities, the percentage ownership of our existing shareholders may be reduced, and these securities may have rights superior to those of our common stock. If adequate funds are not available to satisfy either short-term or long-term capital requirements, or if planned revenues are not generated, we may be required to limit our operations substantially. These limitations of operations may include reductions in capital expenditures and reductions in staff and discretionary costs.

Our Resources May Not Be Adequate to Manage Our Growth

Our aggressive growth strategy will result in significant additional demands on our infrastructure, and will place a significant strain on our management, administrative, operational, financial and technical resources, and increased demands on our systems and controls. We cannot assure you that our resources will be adequate to support our future operations and growth. Our inability to continue to upgrade our operating and financial control systems, the emergence of unexpected expansion difficulties or the failure to manage our proposed expansion properly could have a material adverse effect our business, financial condition and results of operations.

Debt Secured With Our Real Property as Collateral Could Subject Our Company to the Risk of Loss of All of Our Real Property

 There is debt service on our current real property, and this debt is secured by our real property. If we incur additional debt in the future, we will likely be required to secure such additional debt with our real property. In the event we default on the debt, we could incur the loss of all of our real property, which would materially and adversely affect our Company and cause you to lose your entire investment in our Company.

The Loss of Certain of Our Key Personnel, or Any Inability to Attract and Retain Additional Personnel, Could Impair Our Ability to Attain Our Business Objectives

Our future success depends to a significant extent on the continued service of our key management personnel, particularly Elliot Bellen, our president. We have entered into a 3 year employment agreement with Mr. Bellen, but we currently do not maintain key person life insurance on Mr. Bellen’s life. Accordingly, the loss of Mr. Bellen’s services could adversely affect our business and impede the attainment of our business objectives.

Our Future Operating Results Will Be Subject To Varying Degrees Of Risk Generally Incident To The Ownership of Real Property

Our future operating results will be subject to varying degrees of risk generally incident to the ownership of real property. The underlying value of our real estate investments and our income will be dependent upon our ability to manage our inventory of properties in a manner sufficient to obtain

Form 8-K Exhibit 99.1

sufficient cash flow. Our Company’s properties and any income derived therefrom may be adversely affected by a number of factors, including the perceptions of prospective purchasers of the attractiveness of its properties; the ability of our Company to manage and maintain its real properties and secure adequate insurance; changes in national economic conditions; changes in local market conditions due to changes in general or local economic conditions and neighborhood characteristics; competition from others; changes in interest rates and in the availability, cost and terms of mortgage funds; the impact of present or future environmental legislation and compliance with environmental laws; changes in real estate tax rates and other operating expenses; adverse changes in governmental rules and fiscal policies; uninsured losses resulting from casualties associated with civil unrest, acts of God, including natural disasters, and acts of war; adverse changes in zoning laws; and other factors which are beyond our Company’s control.

Our Business Will Be Entirely Dependent on the Real Estate Market

The real estate market has historically been cyclical, with significant downturns during which commercial and residential occupancy rates, rents and property values declined substantially. We are currently in the midst of one of these downturns. The last significant downturn of this kind was in the early 1990s, and we cannot predict when the current downturn will end. Although our Company is attempting to position itself to take advantage of the current downturn, there is no guarantee that it will be successful in doing so and that its properties will not lose much or all of their value.

Real Estate Holdings Can Be Difficult to Sell in Unfavorable Economic Conditions and Can Have Unpredictable Decreases in Value

Our primary business is to buy, own operate and sell real estate. Real estate investments are illiquid and can be difficult to sell, especially when economic conditions are unfavorable. This makes it difficult for us to vary our investment portfolio and to limit our risk when economic conditions change. Decreases in market rents, negative tax, real estate, and zoning law changes, and changes in environmental protection laws could also lower the value of our investments and decrease our income.

Acquisition Activities Can Result in Unforeseen Risks and Increases in Costs; We May Not Obtain Independent Feasibility Studies

One segment of our Company’s business strategy is to acquire suitable real property for development and subsequent resale. Acquisitions entail risks that investments will fail to perform in accordance with expectations and that judgments with respect to the prices paid for acquired properties and the costs of any improvements required to bring an acquired property up to standards established for the market position intended for that property will prove inaccurate, as well as general investment risks associated with any new real estate investment. We cannot assure you that we can properly ascertain or assess all such significant risk factors. Accordingly, management could identify and acquire any number of mediocre properties that could result in the loss of an investor’s entire investment.

Form 8-K Exhibit 99.1

In some instances, we may not obtain independent feasibility studies prior to our acquisition of properties. Instead, our Company will rely upon the past experience of its management team and other personnel in analyzing potential business opportunities.

Development Activities Can Result in Unforeseen Risks and Increases in Costs

Our Company intends to develop some of the properties it currently owns or plans to acquire, and delays are common in the development industry. Disruptive events may include shortages of, or the inability to obtain, labor or materials, the inability of the general contractor or subcontractors to perform under their contracts, strikes, adverse weather conditions, changes in Federal, state or local laws or regulations and other factors or circumstances presently unknown to or unanticipated by our Company. We may have little control over such events, and such events may adversely affect the cost and completion time of the facilities.

We May Be Subject to Liability for Environmental Cleanup Costs and Damages for Contamination Related to Our Properties

Since we intend to own and develop real property, various federal, state and local laws might impose liability on us for the costs of removing or remediating various hazardous substances released on, in or from our property. These laws may impose liability whether or not we knew of or caused the release. We intend to obtain environmental assessments on the properties that we plan to acquire. However, these environmental assessments might not reveal all potential environmental liabilities or claims for such liabilities or may underestimate the potential liability associated with identified releases of hazardous substances or other environmental matters. The presence of hazardous substances on a property or the failure to meet environmental regulatory requirements may materially adversely affect our ability to develop or sell the property, or to use the property as collateral for borrowing, and may cause us to incur substantial remediation or compliance costs. In addition, if hazardous substances are located on or released from one of our properties, we could incur substantial liabilities through a private party personal injury claim, a claim by an adjacent property owner for property damage, or a claim by a governmental entity for other damages. This liability may be imposed on us under environmental laws or common law principles. It is also possible that future laws, ordinances or regulations or new interpretations of existing environmental laws, ordinances or regulations will impose material environmental liability on us; the environmental conditions of properties we own or operate may be affected by other properties in the vicinity or by the actions of third parties unrelated to us; or our builders will introduce hazardous or toxic substances into the properties we may own and expose us to liability under federal or state environmental laws. The costs of defending these claims, conducting this environmental remediation or responding to such changed conditions could materially adversely affect our financial condition and results of operations.

Property Taxes Can Increase and Cause Us to Lose Money on Investments

Each of our properties will be subject to real property taxes. These real property taxes may increase in the future as property tax rates change and as our properties are assessed or reassessed by tax authorities. Depending on local market conditions, we may not be able to offset the tax increases,

Form 8-K Exhibit 99.1

which could materially adversely affect our financial condition and results of operations.

Regulatory Compliance Costs

Any properties that we own will be subject to various federal, state and local regulatory requirements. Failure to comply with all applicable regulatory requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants.

We Face Potential Underinsured Losses on Our Investments

We intend to maintain title and other property-related insurance on all our properties. We will exercise discretion in determining amounts, coverage limits and deductibility provisions of title, casualty and other insurance relating to our properties, based on appraisals and our purchase price for such property, in each case to obtain appropriate insurance coverage at a reasonable cost and on suitable terms. This might mean that, in the event of a loss, our insurance coverage would not pay the full current market value or current replacement cost of our lost investment. Inflation, changes in building codes and ordinances, environmental considerations and other factors might also increase the replacement cost of a facility after it has been damaged or destroyed. In that case the insurance proceeds that we receive might not be enough to restore us to our economic position with respect to the property.

We Have Strong Competitors That May Have Better Resources and Other Advantages over Us

The acquisition and development industry in Florida is highly competitive. We will be competing on all levels with public companies and other major development companies and real estate funds and entrepreneurs. Many of our competitors will have greater resources than we do, including better access to financing and greater cash reserves. We will be competing for acquisition opportunities that may reduce the number of suitable acquisition opportunities offered to our Company and increase the bargaining power of property owners seeking to sell. We will be competing to attract purchasers to sell our properties to, and some of the competing properties may be newer, better located or owned by parties better capitalized than the Company. We cannot guarantee you that we will be successful in competing against our competitors and the result in some cases may be lower revenue, which could adversely affect our Company.

Real Estate Financing May Not be Available or Feasible

It may be necessary for us to finance our some of our operations with traditional bank financing or other debt financing. If we were unable to obtain financing on acceptable terms, we may not be able to pursue our plan of business. If prevailing interest rates or other factors at the time of such financing result in high interest rates, our interest expense will increase more than projected, which would adversely affect our results from operations.

Form 8-K Exhibit 99.1

Risk of Rising Interest Rates

Increases in interest rates could increase the Company’s interest expense, which would adversely affect the Company’s operations.

Our Contemplated Operations Will Not Qualify Our Company as a REIT

We do not intend to operate our Company so as to qualify as a REIT under the Internal Revenue Code; therefore, neither our Company nor its shareholders will obtain the favorable tax treatment the a REIT provides.

Our Property Acquisitions May Not Receive Favorable Tax Treatment

We cannot assure you that the Internal Revenue Service (the “IRS”) or the Florida Department of Revenue will ultimately assent to our tax treatment of a consummated property acquisition. If IRS or the Florida Department of Revenue recharacterizes the tax treatment of such a transaction, our Company may incur adverse tax consequences.

No Opportunity for Shareholder Evaluation or Approval of Property Acquisitions or Dispositions

Our non-management shareholders will, in all likelihood, neither receive nor otherwise have the opportunity to evaluate any financial or other information in connection with selecting a potential property for acquisition or disposition. They will not receive or otherwise have the opportunity to evaluate the specific merits or risks of any one or more property acquisition(s) or dispositions(s) and will have no control over the decision making relating to such. As a result, non-management shareholders of the Company will be almost entirely dependent on the judgment and experience of management in connection with the selection and ultimate consummation of a property acquisitions and dispositions.

Our Management and Other Insiders Have Control Over Our Board of Directors and Our Business Operations

Our principal shareholders, directors and executive officers and entities affiliated with them beneficially own more than 50% of the outstanding shares of our common stock. As a result, these shareholders, if they were to act together, would be able to control or significantly influence matters requiring approval by our shareholders, including the election of directors and the approval of mergers or other extraordinary transactions. Our articles of incorporation do not provide for cumulative voting for the election of directors. Consequently, even if additional shares of our common stock are issued, so long as these persons continue to own in excess of 50% of our issued and outstanding shares of voting stock, they can elect all of our directors, appoint officers and otherwise control our affairs and operations. Further, our board of directors currently has no formal committees, such as a compensation committee or an audit committee.

Form 8-K Exhibit 99.1

Our Management Has Conflicts of Interest

We currently, and may in the future, compensate our management with substantial salaries and other benefits.  The payment of such salaries and benefits may be a burden on us and may be a factor in limiting or preventing us from achieving profitable operations in the future.  Our board of directors currently has no formal committees, such as a compensation committee or an audit committee, and most likely will not form such committees within the near future. Additionally, there is no limit on the amount of reimbursable expenses to our officers and directors, and there will be no review of the reasonableness of such expenses by anyone other than our Company’s board of directors.

Some of our directors and officers are currently principals of other businesses and are not required to commit their full time to our Company affairs.  As a result, conflicts of interest may arise with respect to allocating management time among various business activities.  We cannot assure you that our officers’ and directors’ other activities will not interfere with their ability to discharge their obligations to our Company.

You Will Experience Future Dilution If You Purchase Shares of our Common Stock

Our shareholders will experience future dilution of their investment in our Common Stock. Our articles of incorporation provide that we may issue up to 100,000,000 shares of Common Stock. As a result of our limited amount of capital, our management intends to utilize Common Stock in lieu of cash for a number of purposes including the payment of certain debts and the acquisition of certain assets, including real estate. Consequently, our shareholders will experience future ownership dilution that could adversely affect prevailing market prices for our Common Stock.

Future Sales Of Our Common Stock Or The Issuance Of Securities Senior To Our Common Stock Or Convertible Into, Or Exchangeable Or Exercisable For, Common Stock Could Materially Adversely Affect The Trading Price Of Common Stock, And Our Ability To Raise Funds In New Equity Offerings

Future sales of substantial amounts of our common stock or other equity-related securities in the public market or privately, or the perception that such sales could occur, could adversely affect prevailing trading prices of our common stock and could impair our ability to raise capital through future offerings of equity or other equity-related securities. We can make no prediction as to the effect, if any, that future sales of shares of common stock or equity-related securities, or the availability of shares of common stock for future sale, will have on the trading price of our common stock.

We May Not Be Able To Attract The Attention Of Major Brokerage Firms

Securities analysts of major brokerage firms may not provide coverage of the Company since there is no incentive for brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf.

Form 8-K Exhibit 99.1

It Is Not Anticipated That There Will Be An Active Public Market For Our Common Stock In The Near Term And You May Have To Hold Your Common Stock For An Indefinite Period Of Time

Although our common stock is eligible for trading on the OTC, there currently is not an active public or other trading market for the common stock, and we cannot assure you that any market will develop or be sustained. Because our common stock is expected to be thinly traded, you cannot expect to be able to liquidate your investment in case of an emergency or if you otherwise desire to do so. It may be difficult to for you to resell a large number of your shares of common stock in a short period of time or at or above their purchase price.

Rule 144 May Not Be Available To You

Rule 144 is not available for the resale of securities initially issued by a shell company or an  issuer that has been at any time previously a shell company unless the issuer: (i) has ceased to be a shell company; (ii) is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act; (iii) has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (iv) has filed current “Form 10 information” with the SEC reflecting its status as an entity that is no longer a shell company. Thereafter, such securities may be sold subject to the requirements of Rule 144 after one year has elapsed from the date that the issuer filed “Form 10 information” with the SEC. As a result, in the event we do not meet all of these criteria, Rule 144 will not be available to you.

Penny Stock Regulations

It is likely our securities will be subject to the United States Securities and Exchange Commission’s (the “Commission”) rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Generally, penny stocks are equity securities traded over-the-counter with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that is subject to the penny stock rules. Since our securities will likely be subject to the penny stock rules, shareholders in our Company may encounter some difficulties while selling their shares of common stock.

Form 8-K Exhibit 99.1

We Do Not Anticipate Paying Cash Dividends On Our Common Stock at this Time

We have not paid any cash dividends on our common stock to date, and we do not anticipate paying cash dividends at this time, or in the foreseeable future. As a result, shareholders will not receive any type of dividend income. The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, capital requirements and general financial condition, and will be within the discretion of our board of directors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS FOR THE
NINE MONTHS ENDED SEPTEMBER 30, 2008

Results of Operations

The Company recorded revenues of $20,000 for the nine month period ending September 30, 2008 and had no revenues during the comparative period ending September 30, 2007.

Cost of sales were $61,000 and $0 for the nine month periods ended September 30, 2008 and 2007, respectively. The Company recorded an impairment loss to reflect declining value of its real estate inventory of $92,090 and $0 for the nine month periods ended September 30, 2008 and 2007, respectively. Property taxes were $13,825 and $0 for the nine month periods ended September 30, 2008 and 2007, respectively.

General and administrative expenses increased from $13,311 to $56,997 during the nine month period ended September 30, 2008 as compared to the same period in 2007 primarily due to the fact that the Company only became operational on May 29 in 2007.  The lessened general and administrative expenses in 2007 reflect the shortened period of operation.

Interest expense increased to $46,571 from $0 nine month periods ended   September 30, 2008 as compared to the same periods in 2007 is primarily reflective of accrued interest recorded by the Company relative to its purchase of a commercial parcel in Marianna, Florida.  Due to the dramatic decline in the value of the property the Company has notified the mortgage holder that is executing a deed in lieu of foreclosure and is returning the property in question.

Net Loss increased from $13,311 in the period ending at September 30, 2007 to $250,483 for the nine month period ending September 30, 2008 primarily due to the impairment loss recognized due to the weak real estate market and the extended period of operations.

Preferred Stock dividends increased from $0 at September 30, 2007 to $33,561 at September 30, 2008 is reflective of 6% dividend paid by the Company to holders of its convertible preferred shares that were used by the Company to purchase real estate interests.

Form 8-K Exhibit 99.1

Liquidity and Capital Resources

For the nine month periods ended September 30, 2008 and 2007 $62,227 and $1,202, respectively of net cash was used for operating activities, principally for general and administrative expenses. The Company's principal sources of funds are proceeds from the sale of common shares at $0.50 per share pursuant to a Private Placement Memorandum.  As of September 30, 2008, the Company had aggregate cash and cash equivalents of $684 and trade receivables of $4,400 which are proceeds due to the Company from the sale of real estate during the current period.  The Company has advanced $50,000 to the United States Bankruptcy Court for the Eastern District of Pennsylvania in conjunction with the purchase of a controlling interest in Jetronic Industries, Inc.(“Jetronic”) and the proposed reorganization as a wholly-owned subsidiary of Jetronic.  To meet its current liquidity needs the Company raised $100,000 of cash in October 2008 at $0.50 per share ($1.00 per share as adjusted under Plan of Reorganization) to help fund its limited operations during the year ended December 31, 2008 and recognizes the necessity to raise additional capital in fiscal 2009 to fund administrative expenses, as well as future real estate acquisitions.

In December 2008 Jetronic acquired New Bastion as a wholly-owned subsidiary of Jetronic.  Now that the reorganization is completed, the Company intends to raise additional capital through the sale of equity and it intends to purchase additional real estate assets in exchange for equity.

As of September 30, 2008, the Company owned the following real estate parcels that are available for sale:

Single family developed lots Compass Lake in the Hills	47
Single family developed lots Sunny Hills	6
Undeveloped 10 acre Ranchettes in Calhoun County	9

There has been a slowdown in sales of residential properties in many U.S. markets, including Florida and the greater Panama City Beach region, which negatively affected sales and profits during the last year.  Although it is not actively soliciting bids for its inventory of single family lots, these lots are developed and include infrastructure that are expected to command premium prices if, and when, the market recovers.  The Company is unable to predict when local residential real estate market conditions might improve; however, the Company intends to wait for market conditions to improve before marketing its inventory for sale.  The Company believes that by exercising patience with the current market conditions it can best maximize shareholder value with its residential lot inventory.

Form 8-K Exhibit 99.1

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS FOR
THE PERIOD FROM MAY 29, 2007 (DATE OF INCEPTION)

TO DECEMBER 31, 2007

Liquidity and Capital Resources

The Company is in its initial start up phase and only began operations in May, 2007.   For the seven month period ending December 31, 2007 the Company had de minimus cash on hand and had $428,000 in non-income producing real estate inventories located exclusively in Northwestern Florida.  Additionally, the Company has a contractual right to purchase, use and/or profit from an 80 acre parcel of property from a related party. Such right is valued at approximately $65,000 which is the difference between the appraised value less the mortgage amount owed, plus anticipated closing costs.  For the seven month period ended December 31, 2007 the Company owed $50,000 plus interest pursuant to a promissory note with an unrelated party. In November 2008 that note plus all accrued interest was converted into equity in the Company.   Some of the Company’s real estate is subject to a $100,000 mortgage.

The Company raised approximately $200,000 in cash during fiscal 2008 pursuant to a Private Placement Memorandum at $0.50 per share ($1.00 per share as adjusted under Share Exchange Agreement referenced below) to help fund its limited operations during the year ended December 31, 2008 and recognizes the necessity to raise additional capital in fiscal 2009 to fund administrative expenses, as well as future real estate acquisitions.

In December 2008 Jetronic acquired New Bastion as a wholly-owned subsidiary of Jetronic.  Now that the reorganization is completed, it is anticipated that the Company will be in a position to use equity as an additional resource to purchase additional real estate assets.

Results of Operations

New Bastion began operations in May of 2007 and had limited operations for the fiscal year ended December 2007.  During that period it incurred General and Administrative expenses of approximately $52,000; Interest expense of $2,425, and Property Taxes of $10,444.

Given the current depressed state of the real estate market the Company intends to focus its attention on purchasing both non-income producing real estate, as well as income producing real estate in Northwest Florida within a 50 mile radius of the new international airport that is currently being constructed outside of Panama City, Florida on 4,000 acres that were donated by the St. Joe Company.  Construction of the airport is currently 3 months ahead of schedule and is scheduled to be operational by May of 2010.  Management believes that the combination of the anticipated economic development and opportunity in the region created by the new airport and the fact that the region is not overbuilt like much of Florida will provide the Company with growth opportunities for many years.

Form 8-K Exhibit 99.1

Due to limited financial resources, the Company currently operates with a limited staff and hires outside consultants on an as needed basis.  Management has agreed to accept limited salaries until such time as the Company is properly capitalized.  To be successful and to implement its business plan, the Company recognizes that it will need to raise equity capital at terms acceptable to outside investors during very difficult economic times.   Further, for the Company to build the desired real estate inventory it will be necessary for owners of real estate to be willing to exchange their real estate holdings for the Company’s securities.

Form 8-K Exhibit 99.1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the names, addresses, amount and nature of beneficial ownership and percent of such ownership of our common stock of each of our officers and directors, and each person or group known to the Company to be the beneficial owner of more than five percent (5%) of our common stock:

Name and Address of Beneficial Owner (1)(2)	Amount and Nature of Beneficial Ownership (3)		% of Class Owned (4)
Elliot Bellen	3,505,000		18.27%
Francis Proto	375,000		1.96%
Patrick O’Keefe	5,620,000	(5)	29.30%
Officers and Directors as a Group (3 persons)	9,500,000		49.53%

___________________________

1.

In care of the Company at 1000 NW 65th Street, Suite 103, Fort Lauderdale, Florida 33309.

2.

This table is based on information supplied by officers, directors and principal shareholders of the Company.  On that basis, the Company believes that each of the shareholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned except as otherwise indicated in the footnotes to this table.

3.

All common stock with respect to which a person has the right to acquire beneficial ownership within 60 days is considered beneficially owned by that person for purposes of this table even though such stock may not actually be outstanding. If a person listed on this table has the right to obtain additional shares of common stock within 60 days from the date hereof, the additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

4.

Based on 19,180,253 shares of common stock outstanding on December 31, 2008.

5.

Includes 2,700,000 shares held under the Uniform Gift For Minors Act for Mr. Bellen’s minor children, of which Mr. O’Keefe is the custodian.

Form 8-K Exhibit 99.1

DIRECTORS AND EXECUTIVE OFFICERS

Our current directors and executive officers are as follows:

Name	Age	Position
Elliot Bellen	51	Chief Executive Officer, Director
Francis Proto	64	Financial Officer, Director
Patrick O’Keefe	43	President, Treasurer, Director

___________________

Mr. Elliot Bellen. Mr. Bellen has spent nearly all of the twenty-five years of his professional life either creating businesses or assisting fledgling businesses to grow to the next level. To that end, his strengths include strategic planning, creation of viable capital structure and exit strategy, negotiations, hiring of management, and creating strategic alliances.  From February 2006-April 2008 he served as President of Pan Florida Land Acquisitions Group, LLC, a Florida Limited Liability Company formed to acquire land throughout the State of Florida.  Prior to that, Mr. Bellen served as Vice President of WTEB Management, Inc. a Florida corporation that bought and sold more than 1,500 properties annually during his tenure.

Mr. Francis Proto. Mr. Proto is a highly experienced Financial Executive with proven performance in Acquisitions and Divestitures, Auditing, Information Technology, Operational and Financial Control Systems Reengineering Analysis, Design, and Implementation, Human Resources, Strategic Planning and Capital Investment Analysis. The majority of his career was with Borden, Inc. Columbus, Ohio.  He served as Chief Financial Officer of Borden Chemical and Plastics Limited Partnership, a Petrochemical entity in Baton Rouge, LA, with annual revenues in excess of $670 million. Prior to that Mr. Proto served as Chief Financial Officer Of Borden Global Packaging, a division of Borden, Inc. located in North Andover, MA.

Mr. Patrick O’Keefe. Since 2003 Mr. O’Keefe has been the Vice President of Bergh Memorial Animal Hospital. Bergh Memorial Animal Hospital is a premier veterinary teaching hospital located in the headquarters of the American Society for Prevention of Cruelty to Animals (ASPCA) the United States oldest humane organization.  Over the past four years Mr. O’Keefe has increased revenues over 100% to $6,500,000 by building a top notch veterinary team that includes board certified specialists in Internal Medicine, Cardiology, Dermatology, Surgery and Pathology.  In addition an internship program was begun in 2006 with four veterinarians, which will increase to six in 2007.  Bergh Memorial Animal Hospital is featured on the hit TV series Animal Precinct on Animal Planet.  Serving the NYC area as well as supporting Humane Law enforcement and the ASPCA’s adoption’s department Bergh Memorial treated over twenty thousand pets in 2006.  Mr. O’Keefe is also a member of the Strategic Planning Team for the ASPCA.  In addition Mr. O’Keefe was a direct responder during Hurricanes Katrina and Rita where he was brought to Lamar Dixon to lend his operational expertise to the housing and transport of several thousand animals over a three-week period.   Prior to joining the ASPCA Mr. O’Keefe was Regional Operations Director for

Form 8-K Exhibit 99.1

Veterinary Centers of America (NASDAQ: WOOF) with direct oversight of up to seventeen Animal Hospital in the NY Metro area with revenues in excess of $22 million and operating profits of 25% or higher. During his tenure with VCA Mr. O’Keefe successfully managed the acquisition and integration of ten practices purchased by VCA.  In 2001 he was recognized by the company as having the highest increase in profitability in his hospitals, with a 9% increase in revenue profit increased 53% ($2,100,000). Mr. O’Keefe has been the president of 109-117 Seaman Avenue Realty Corp, a 40 unit cooperative in Manhattan since 2004.

Each director of the Company holds such position until the next annual meeting of shareholders and until his successor is duly elected and qualified.  The officers hold office until the first meeting of the board of directors following the annual meeting of shareholders and until their successors are chosen and qualified, subject to early removal by the board of directors.

Independence of the Board of Directors.  After review of all relevant information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and its senior management and independent auditors, as of the date of this information statement, the board of directors had determined that none of our directors are independent directors within the meaning of the rules promulgated by the Securities and Exchange Commission.

Audit Committee. As of the date of this information statement, the Company did not have a separately designated standing audit committee in place; the Company’s entire board of directors served, and currently serves, in that capacity. This is due to the small number of executive officers involved with the Company. Our board of directors will continue to evaluate, from time to time, whether a separately designated standing audit committee should be put in place. Mr. Francis Proto serves as our audit committee financial expert as that term is defined by the rules promulgated by the Securities and Exchange Commission.

Code of Ethics. The Company has not yet adopted a code of ethics for its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions or any other position due to its development stage, the small number of executive officers involved with the Company, and the fact that the Company operates with few employees. Our board of directors will continue to evaluate, from time to time, whether a code of ethics should be developed and adopted.

Form 8-K Exhibit 99.1

EXECUTIVE COMPENSATION

Officer and Key Employee Compensation

Our officers and other key employees received the following compensation in 2008 in exchange for their services:

Name	Position	Annual Salary$(1)(2)
Elliot Bellen	President, Treasurer, Director	$27,500
Francis Proto	Financial Officer, Director	$1,000
Patrick O’Keefe	President, Treasurer, Director	$0.00

______________________

1.

Does not include benefits provided to employee pursuant to our Company’s benefits plan.

2.

Mr. Bellen’s employment agreement provides for an annual salary of $175,000; however, he has agreed to accept no more than $8,000 per month until the earlier of (i) the Company receiving an additional equity funding of at least $1,250,000 or (ii) the Company acquiring a minimum of $3,000,000 in net tangible real estate assets.  Additionally, no unpaid salary will accrue to Mr. Bellen.

Director Compensation

To date, no director received any type of compensation from the Company for serving as such. Presently, our directors, including those who serve as officers of the Company, are not compensated for serving as directors, other than reimbursement for out of pocket expenses incurred in attending director meetings.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently traded under the symbol JETO on the over-the-counter pink sheets market.

The following table set forth below lists the range of high and low prices for our common stock for each fiscal quarter for the last two fiscal years.

Form 8-K Exhibit 99.1

		High	Low

2007	1st Quarter	$0.01	$0.14
	2nd Quarter	$0.08	$0.18
	3rd Quarter	$0.10	$0.10
	4th Quarter	$0.06	$0.10

2008	1st Quarter	$0.06	$0.10
	2nd Quarter	$0.08	$0.10
	3rd Quarter	$0.08	$0.10
	4th Quarter	$0.40	$1.50

As of the date hereof, 19,180,253 shares of common stock were issued and outstanding, held of record by approximately 1,245 shareholders.

We have not paid any dividends on our common stock to date. The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, capital requirements and general financial condition.

We have no Securities authorized for issuance under equity compensation plans.

Penny Stock Regulations and Restrictions on Marketability. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer’s account.

Form 8-K Exhibit 99.1

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Transfer Agent. Florida Atlantic Stock Transfer, Inc. is the transfer agent for our common stock. They are located at 7130 Nob Hill Road Tamarac, Florida 33321.

DESCRIPTION OF SECURITIES

General

The following is a summary of the rights and privileges of holders of Jetronic’s securities.  It is not complete and is subject to the provisions of the Pennsylvania Consolidated Statutes and the Securities Act; and to the terms of the Company’s articles of incorporation and bylaws. We are qualifying the following summary in its entirety by such references.

Common Stock

Our Company is authorized to issue 100,000,000 shares of common stock, $0.10 par value.  As of the date hereof, 19,180,253 shares of common stock were issued and outstanding, held of record by approximately 1,245 shareholders.

The holders of our common stock have one (1) vote per share on all matters (including election of directors) without provision for cumulative voting.  Thus, holders of more than 50% of the shares voting for the election of directors can elect all of the directors, if they choose to do so.

Our common stock is not redeemable and has no conversion or pre-emptive rights.  There are no sinking fund provisions. The common stock currently outstanding is validly issued, fully paid and non-assessable. In the event of liquidation of the Company, the holders of common stock will share equally in any balance of the Company’s assets available for distribution to them after satisfaction of creditors and senior shareholders, if any.  The Company may pay dividends, in cash or in securities or other property when and as declared by the board of directors from funds legally available therefore.

Form 8-K Exhibit 99.1

Our Dividend Policy

We have not paid any dividends on our common stock to date. The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, capital requirements and general financial condition.

Preferred Stock

New Bastion’s articles of incorporation authorize it to issue 10,000,000 shares of preferred stock. The board of directors is authorized to provide for the issuance of such preferred stock in classes or series and, by filing the appropriate articles of amendment with the Secretary of State of Florida, is authorized to establish the number of shares to be included in each class and series and the preferences, limitations, and relative rights of each class and series. This type of preferred stock is commonly referred to as “blank check preferred stock”.

Jetronic’s articles of incorporation do not provide for blank check preferred stock. Pursuant to the share exchange agreement between Jetronic and New Bastion, shareholders holding the 880shares of New Bastion Series A Convertible Preferred Stock shall retain such shares until such time that Jetronic’s capital structure will enable it to issue 880 shares of comparable preferred stock.

The 880 shares of series A convertible preferred stock issued by New Bastion are part of 5,000,000 shares of preferred stock that have been designated by New Bastion with the following preferences, limitations and relative rights:

A.

Designation. The designation of the series of preferred stock is Series A Convertible Preferred Stock (“Series A Preferred Stock” or “Series A Preferred Shares”).

B.

Sub-series of the Series A Preferred Stock. 2,500,000 shares of the Series A Preferred Stock shall be comprised of five sub-series of 500,000 shares each, designated as Series A-1, Series A-2, Series A-3, Series A-4, and Series A-5.  The par value of each share of Series A-1, Series A-2, Series A-3, Series A-4, and Series A-5 shall be $1,000.00 and the redemption value of such sub-series shall be $1,000.

2,500,000 shares of the Series A Preferred Stock shall be comprised of five sub-series of 500,000 shares each, designated as Series A-6, Series A-7, Series A-8, Series A-9, and Series A-10. The par value of each share of Series A-6, Series A-7, Series A-8, Series A-9, and Series A-10 shall be $1,000 and the redemption value of such sub-series shall be determined by the Board of Directors at a future time.

All such sub-series of the Series A Preferred Stock shall be identical to each other and are designated for administrative purposes only in connection with certain contractual rights to be assigned to such sub-series that are not part of this corporation’s articles of incorporation.

Form 8-K Exhibit 99.1

C.

Dividend Provisions. Dividends shall be payable pro rata on the outstanding Series A Preferred Stock on a quarterly basis at the rate of 6% of redemption value per year during the first year of issuance, 8% of redemption value per year for during the second year of issuance and 12% of or redemption value per year during all years thereafter until redeemed. The dividends are cumulative. No dividends shall be paid on any Common Shares unless all dividends are currently paid on all of the Series A Preferred Stock.

D.

Liquidation Preference. In the event of any liquidation or winding up of the Company, the holders of the Series A Preferred Stock shall be entitled to receive in preference to the holders of Common Stock and any other class of stock the stated redemption value of the sub-series of Series A Preferred Stock held by such holders plus any accrued but unpaid dividends. The remaining balance of the proceeds from the liquidation will then be allocated to the Series A Preferred Stock and the Common Stock holders on an as-converted basis. At the option of the holders of Series A Preferred Stock, a merger, sale of all or substantially all of the assets of the Company, reorganization or other transaction in which control of the Company is transferred may be treated as a liquidation, dissolution or winding up for purposes of the liquidation preference, other than in connection with any reorganization of the Company with a publicly traded shell corporation.

E.

Optional Redemption. At any time upon 30 days written notice to Series A Preferred Stockholders, the Company shall have the option to redeem the Series A Preferred Stock in whole or in part at the stated redemption value. Accrued, but unpaid dividends are to be paid first.

F.

Conversion. The holders of the Series A Preferred Stock shall have the right to convert any or all of their Series A Preferred Stock to Common Stock at any time. The number of shares of Common Stock deliverable upon the conversion of one (1) share of Series A Preferred Stock be the number equal to the stated redemption value divided by the greater of $1.00 or 20% below the 20 day average trading price of the Common Stock if the Company is publicly traded at the time of conversion. Any accrued but unpaid dividends will also have the right to be converted at the option of the holder.

G.

Anti-dilution Provisions. The conversion price of the Series A Preferred Stock shall be subject to appropriate adjustment in the event of a stock split, stock dividend or similar event.

H.

Voting Rights. No voting rights are attached to the Series A Preferred Stock except as otherwise provided herein.

I.

Protective Provisions. So long as at least 50 percent of the issued Series A Preferred Stock is outstanding, except as otherwise required by law and as described below, the holders of a majority of the outstanding shares of Series A Preferred Stock shall be

Form 8-K Exhibit 99.1

required to approve the following matters:

i.

The creation of any senior or pari pasu security, other than a sub-series of Series A Preferred Stock ;

ii.

Payment of dividends on Common Stock;

iii.

Repurchase of Common Stock;

iv.

An increase or decrease in the number of authorized shares of Series A Preferred Stock;

v.

Any adverse change to the rights, preferences and privileges of the Series A Preferred Stock;

vi.

Any other action materially affecting only the Series A Preferred Stock; and

vii.

Any change in the Company’s line of business.

J.

Authorization. Notwithstanding any provision herein, the Company is authorized to provide for the issuance of any number of additional sub-series of Series A Preferred Stock, all of which shall be pari pasu to any other sub-series of Series A Preferred Stock, by filing the appropriate articles of amendment with the Secretary of State of Florida, and it is authorized to establish the number of shares to be included in each class and series and the preferences, limitations, and relative rights of each class and series.

Our Officers and Directors Control Our Company

Our Company’s current officers hold the majority of the seats on our Company’s board of directors.  Consequently, they are in a position to control their own compensation and to approve affiliated transactions, if any.

Our Officers and Directors Are Not Required to Commit Their Full Time to Our Company’s Affairs

None of our Company’s officers and directors are required to commit their full time to the affairs of our Company and, accordingly, such persons may have conflicts of interest in allocating management time among various business activities.  Our officers and directors may engage in other business activities similar and dissimilar to those engaged in by our Company.  To the extent that such persons engage in such other activities, they will have possible conflicts of interest in diverting opportunities to other companies, entities or persons with which they are or may be associated or have an interest, rather than diverting such opportunities to our Company. Such potential conflicts of interest include, among other things, time, effort and corporate opportunity involved in their participation in other business transactions.  As no policy has been established for the resolution of such a conflict, our Company could be adversely affected should such officers or directors choose to place their other business interests before those of our Company.  We cannot assure you that such potential conflicts of interest will not cause our Company to lose potential opportunities.

Form 8-K Exhibit 99.1

DIRECTOR AND OFFICER INDEMNIFICATION

Our Company’s articles of incorporation and bylaws contain the broadest form of indemnification for our officers and directors and former officers and directors permitted under law.  Insofar as indemnification arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised  that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL PROCEEDINGS

We are not presently involved in any material litigation or other legal proceedings.

FINANCIAL STATEMENTS

Our Financial Statements are attached as Appendices A, B and C (following Exhibits) and included as part of our Form 8-K Report dated January 5, 2009, of which this information statement is a part of as Exhibit 99.1 thereto.

Form 8-K Exhibit 99.1